UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
        Date of Report (Date of earliest event reported): March 12, 2003


                              Argonaut Group, Inc.
             (Exact name of Registrant as specified in its charter)



        Delaware                                                95-4057601
(State or other jurisdiction of          (Commission          (I.R.S. Employer
incorporation or organization)          File Number)        (Identification No.)


                         10101 Reunion Place, Suite 500
                              San Antonio, TX 78216
               (Address of principal executive offices) (Zip code)


                                  210.321.8400
               (Registrant's telephone number including area code)


                                 Not applicable
         (Former name and former address, if changed since last report)

Item 5.  Other Events


Asbestos & Environmental Study Results

Argonaut Insurance Company, a subsidiary of Argonaut Group, Inc. (the Company), has completed its previously announced study of asbestos and environmental (A&E) reserves and has strengthened its asbestos reserves by $52.8 million.

The decision to strengthen asbestos reserves is the result of a comprehensive evaluation and review of exposure to asbestos claims, particularly in light of recent industry and litigation trends, actual claims experience, and actuarial analysis by the Company's consulting and internal actuary.

Argonaut Insurance Company is exposed to asbestos liability at the primary level through claims filed against its direct insureds, as well as through its position as a reinsurer of other primary carriers. Argonaut Insurance Company's direct liability arises primarily from policies issued from the mid 1970s to early 1980s which pre-dated policy contract wording that excluded asbestos exposure. The majority of the policies were issued on behalf of small contractors or construction companies. The Company believes that the frequency and severity of asbestos claims for such insureds is typically less than that experienced for large, industrial manufacturing and distribution concerns.

Argonaut Insurance Company also assumed risk as a reinsurer for a limited period of time, primarily for the period from 1970 to 1975. Argonaut Insurance Company reinsured risks on policies written by direct carriers. The reinsurance typically provided coverage for limits attaching at a relatively high dollar amount which are payable only after other layers of reinsurance are exhausted.
 Some of the claims now being filed on policies reinsured by Argonaut Insurance Company are on behalf of claimants who may have been exposed at some time to asbestos incorporated into buildings they occupied, but who have no current medical problems resulting from such exposure. Additionally, lawsuits are being brought against businesses that were not directly involved in the manufacture or installation of materials containing asbestos. The Company believes that claims generated out of this population of claimants will likely be characterized by high frequency but low severity, resulting in incurred losses generally lower than the asbestos claims filed over the past decade and that could be below Argonaut Insurance Company's attachment level.

However, some uncertainty remains regarding the severity and frequency of future claims to the extent that other carriers and policyholders may not have provided notice of loss or addressed issues of coverage. Additional uncertainty is created by continued unfavorable trends in the insurance industry related to asbestos. All of these factors were considered as part of the decision to strengthen reserves in the fourth quarter of 2002. Although legislative reform for class action lawsuits, judicial and legislative actions imposing minimum proof requirements, and other tort-related reforms are possible in the near term, the study did not take these mitigating factors into account in evaluating the severity or frequency of claims.


Argonaut Insurance Company's net A&E reserves for the last three years are shown below:

In thousands                                    2002             2001           2001
                                           ---------------   -------------  -------------

Beginning reserves, net                         $ 130,659        $152,293       $164,533
Incurred loss/LAE                                  61,440          (5,789)         9,118
Paid losses                                        13,815          15,845         21,358
                                           ---------------   -------------  -------------
Ending reserves, net                            $ 178,284        $130,659       $152,293
                                           ===============   =============  =============

Survival ratio
1-yr                                                 12.9             8.3            7.1
3-yr                                                 10.5             8.7            9.6

Survival ratio excluding buybacks and commutations
1-yr                                                 13.3            11.8           14.5
3-yr                                                 15.3            13.3           12.5


Survival ratio is defined as the number of years that reserves exist if the current level of average annual payments for the respective 1 or 3 year period is constant.

Adverse Loss Development Reinsurance Coverage

Effective December 31, 2002, Argonaut Insurance Company entered into a adverse loss development reinsurance contract placed with Inter Ocean Reinsurance, Ltd. The coverage, which provides sub-limits for certain types of coverage, extends to the major casualty lines of business for Argonaut Insurance Company and its insurance subsidiaries. The reinsurance treaty covers workers' compensation, commercial multi-peril and general liability, and includes coverage for the asbestos and environmental claims. Of the $52.8 million increase to asbestos reserves, $40 million was ceded under the coverage and recorded as a deferred gain under generally accepted accounting practices (GAAP). Statutory accounting rules differ from GAAP and treat the $40 million cession as a component of "Other Income" in the statutory income statement. As a result of the reserve strengthening, statutory surplus was reduced by $12.8 million on a pre-tax basis.

Risk Based Capital
The Company's insurance subsidiaries are subject to the Risk-Based Capital ("RBC") provisions as promulgated by the National Association of Insurance Commissioners. RBC is designed to measure the capital adequacy of an insurer based on the inherent specific risks of each insurer and is calculated annually. The RBC calculation yields a ratio of the total adjusted statutory capital of an insurance company to the minimum level of statutory required capital as calculated under the provisions of the RBC model. The RBC calculation takes into account: (1) asset risk, (2) credit risk, (3) underwriting risk, and (4) all other relevant risks. Growth in premiums written and loss reserves, together with a reduction in the amount of an insurance company's statutory surplus, can negatively affect RBC ratios. During the year ended December 31, 2002, the Company experienced growth in both premiums and loss reserves. Additionally, trends in the equity markets resulted in a reduction in the unrealized gains in the investment portfolios of the insurance subsidiaries, thereby reducing statutory surplus.

The RBC for The Insurers Model Act provides four levels of regulatory activity if the RBC ratio yielded by the calculation falls below specified minimums. At each of four successively lower RBC ratios specified by statute, increasing regulatory remedies become available, some of which are mandatory. The four levels are: (1) Company Action Level Event, (2) Regulatory Action Level Event,
(3) Authorized Control Level Event, and (4) Mandatory Control Level Event. The Company's RBC was at the "Company Action Level Event" for the year ended December 31, 2002. At this level, the regulated insurer is required to submit a Comprehensive Plan of Action to the regulatory body detailing the steps it is taking to raise the RBC ratio above the minimum specified by statute. The regulated insurer's independent auditors will review management's plans to mitigate any adverse effects of non-compliance with the minimum RBC requirement in order evaluate the likelihood that regulatory actions could place in doubt the ability of the Company to continue operations in its current configuration, thereby requiring an explanatory paragraph related to this uncertainty in the report of independent auditors. Argonaut Insurance Company will be submitting its formal plan to the California Department of Insurance detailing certain capital events, including the proposed sale of real estate and private equity transactions, expected to increase its statutory surplus prior to March 31, 2003 and has no reason to believe that any additional regulatory activity regarding RBC other than additional reporting requirements will be required prior to filing its annual RBC ratio for the calendar year 2003.

FORWARD-LOOKING STATEMENTS

Statements made in this filing are forward-looking and contain information about financial results, economic conditions, trends and known uncertainties. Words such as "believes," "expects," "may," "potential," "continued," "plans," "estimates," "anticipates," or similar words are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on currently available financial, competitive and economic data and our current operating plans based on assumptions regarding future events. Our actual results could differ materially from those expected by our management. They are subject to various risks and uncertainties that could cause actual results to vary materially.

                                    SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized:

                                   ARGONAUT GROUP INC.


March 12, 2003                     By: /s/  Mark E. Watson III
                                   ----------------------------

                                   Mark E. Watson III
                                   President (Principal Executive Officer)